Exhibit 4.5

GUARANTY

THIS GUARANTY (“Guaranty”) is made December 10, 2008 by the undersigned (the “Guarantor”), in favor of CCM PARTNERS FUND, LP, a Cayman Islands Exempted Limited Partnership, (the “Investor”) of the 18% Subordinated Secured Notes (the “Notes”) pursuant to the Note Purchase Agreement and the Exhibits thereto dated even date herewith (the “Note Purchase Agreement”) (collectively, the “Loan Documents”) from ADVANCED GROWING SYSTEMS, INC., a Nevada corporation, (the “Company”).

NOW, THEREFORE, as a material inducement to the Investor to purchase the Notes from Company, and for further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby, unconditionally, irrevocably and absolutely, warrants and represents to and covenants with the Investor as follows:

1. Guaranty of Obligation.  The Guarantor unconditionally, irrevocably and absolutely, guarantees to the Investor that all indebtedness evidenced by or provided in the Loan Documents (“Guaranteed Indebtedness”), will be promptly paid when due and in accordance with the terms and provisions thereof (and as they may be amended, extended or renewed from time to time) including, without limitation, interest on all of the above amounts as agreed upon between the Company and the Investor, and any and all renewals, extensions and rearrangements of all or any part of the Guaranteed Indebtedness.  This is a continuing guaranty and shall continue to apply without regard to the form or amount of indebtedness or obligation which the Company may create, renew, extend or alter in whole or in part, without notice to the Guarantor.

2. Liability for Other Indebtedness.  If the Guarantor is or becomes liable for any indebtedness owing by the Company to the Investor by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Investor hereunder shall be cumulative of any and all other rights that the Investor may ever have against the Guarantor.  The exercise by the Investor of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

3. No Release From Obligations.  The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released or impaired in any manner whatsoever, without the written consent of the Investor, including on account of any or all of the following:

a. any permitted assignment, endorsement or transfer, in whole or in part, of the Guaranteed Indebtedness, although made without consent of the Guarantor;

b. any waiver by the Investor of the performance or observance by either or both of the Company or the Guarantor of any of the agreements, covenants, terms or conditions contained in any document evidencing, governing or securing the Guaranteed Indebtedness;

c. any extension of the time for payment or performance of all or any portion of the Guaranteed Indebtedness;

d. the renewal, rearrangement, modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in any document evidencing, governing or securing the Guaranteed Indebtedness;

e. the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of either or both of the Company or the Guarantor;

f. any receivership, insolvency, bankruptcy, reorganization or other similar proceedings or lack of corporate power, affecting either or both of the Company or the Guarantor or any of their assets;

g. any release, withdrawal, surrender, exchange, substitution, subordination or loss of any security or other guaranty at any time existing in connection with all or any portion of the Guaranteed Indebtedness, or the acceptance of additional or substitute property as security therefore;

h. the release or discharge of the Company or the Guarantor from the observance or performance of any agreement, covenant, term or condition contained in any document evidencing, governing or securing the Guaranteed Indebtedness;

i. any action which the Investor may take or omit to take by virtue of any document evidencing, governing or securing the Guaranteed Indebtedness or through any course of dealing with either or both of the Company or the Guarantor;

j. the addition of a new guarantor or guarantors;

k. the operation of law or any other cause, whether similar or dissimilar to the foregoing;

l. any adjustment, indulgence, forbearance or compromise that may be granted or given by Investor to any party;

m. the failure by Investor to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of the Company;

n. if the recovery from the Company becomes barred by any statute of limitations or is otherwise prevented;

o. any defenses, set-offs or counterclaims which may be available to the Company;

p. any impairment, modification, change, release or limitation of liability of, or stay of actions of lien enforcement proceedings against the Company, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Bankruptcy Code or any other similar federal or state statute, or from the decision of any court; or

q. any neglect, delay, omission, failure or refusal of Investor to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any lien, right of security (including perfection thereof), existing or to exist in connection with, or as security for, any of the Guaranteed Indebtedness, it being the intention hereof that the Guarantor shall remain liable as principals on the Guaranteed Indebtedness, notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of the Guarantor.

4. Payment and Performance of Obligations.  In the event of default by Company in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate, the Guarantor shall, without notice or demand, and without any notice having been given to the Guarantor of the acceptance by the Investor of this Guaranty and without any notice having been given to the Guarantor of the creating or incurring of such indebtedness, pay the amount due thereon to the Investor, at its office, or at such other place as may be designated in writing by the Investor, and it shall not be necessary for the Investor, in order to enforce such payment by the Guarantor, first, to institute suit or exhaust its remedies against the Company or others liable on such indebtedness, or to enforce its rights against any security which shall ever have been given to secure such indebtedness.

5. Waiver of Notice.  Notice to the Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Guaranteed Indebtedness and each item thereof, are hereby expressly waived by the Guarantor.

6. Payments by Company.  Each payment on the Guaranteed Indebtedness shall be deemed to have been made by the Company unless express written notice is given to Investor at the time of such payment that such payment is made by the Guarantor as specified in such notice.

7. Releases and Waivers.  If all or any part of the Guaranteed Indebtedness at any time be secured, the Guarantor agree that the Investor may at any time and from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security without impairing or diminishing the obligations of the Guarantor hereunder.  The Guarantor further agrees that if the Company executes in favor of the Investor any collateral agreement, deed of trust or other security instrument, the exercise by the Investor of any right or remedy thereby conferred on the Investor shall be wholly discretionary with the Investor, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligations of the Guarantor hereunder.  The Guarantor further agrees that the Investor shall not be liable for its failure to use diligence in the collection of the Guaranteed Indebtedness or in preserving the liability of any person liable on the Guaranteed Indebtedness, and the Guarantor hereby waives presentment for payment, protest and notice thereof, notice of acceleration, and diligence in bringing suits against any person liable on the Guaranteed Indebtedness, or any part thereof.

8. No Release of the Guarantor.  If the Guaranteed Indebtedness at any time exceeds the amount permitted by law, or the Company is not liable because the act of creating the Guaranteed Indebtedness is ultra vires, or the officers or persons creating the Guaranteed Indebtedness acted in excess of their authority, and for these reasons the Guaranteed Indebtedness which the Guarantor agrees to pay cannot be enforced against the Company, such fact shall in no manner affect the Guarantor’s liability hereunder, but the Guarantor shall be liable under this Guaranty notwithstanding that the Company is not liable for the Guaranteed Indebtedness, and to the same extent the Guarantor would have been liable if the Guaranteed Indebtedness had been enforceable against the Company.

9. Optional Acceleration.  In the Event of Default by the Company, as such term is defined in the Note Purchase Agreement which are part of the Loan Documents, and if any such Event of Default shall occur at a time when any of the Guaranteed Indebtedness may not then be due and payable, such Guaranteed Indebtedness, at the option of the Investor, shall thereupon be deemed to be immediately due and payable in full, and the Guarantor shall pay to the Investor forthwith the full amount which would be payable hereunder if all Guaranteed Indebtedness were then due and payable.

10. Successors and Assigns.  This Guaranty is for the benefit of the Investor, its permitted successors and assigns, and in the event of an assignment by the Investor, its permitted successors or assigns, of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

11. Modifications and Waivers. Cumulative Rights.  No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of the Investor and the Guarantor, and then shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantor in any case shall, of itself, entitle the Guarantor to any other or further notice or demand in similar or other circumstances.  No delay or omission by the Investor in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.  All rights and remedies of the Investor hereunder are cumulative of each other and of every other right or remedy which the Investor may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.  In this Guaranty, whenever the context so requires, the singular number includes the plural, and conversely.

12. Compliance with Laws.  Should the Guarantor be permitted to raise usury as a defense under applicable law, then no provision herein or in the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by law.  Should such defense be available, the Guarantor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law as to the Guarantor.  Should the Guarantor be permitted to raise the usury defense and prevail, the Loan Documents shall be held subject to reduction of the interest charged to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.  The parties agree that New York law shall control as to this issue.

13. Benefit to Guarantor.  The Guarantor acknowledges and warrants that it has derived or expects to derive financial and other advantage and benefit, directly or indirectly, from the Guaranteed Indebtedness and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by the Investor to the Company.

14. Attorney's Fees.  The Investor shall be entitled to recover its reasonable attorneys’ fees and expenses in the event of any dispute between the parties arising under this Agreement in which Investor are the prevailing party.

15. Costs of Collection.  In the event of a Default or an Event of Default, in addition to any other sums payable by the Guarantor hereunder, the Guarantor shall pay the Investor’s and any other holders’ of the Notes costs of collection, including reasonable attorneys’ fees, including post-judgment costs of collection, incurred by the Investor’s or any other holders’ of the Notes in the collection of the obligations of the Guarantor to the Investor and any other holders of the Notes whether under this Agreement or the other Loan Documents to which Guarantor is a party, and in the enforcement of any provision hereof and thereof, whether suit be brought or not.

16. The Guarantor's Warranties.  The Guarantor hereby warrants and represents to the Investor that:

a. The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.  The Guarantor has the corporate or other requisite power and authority to execute and deliver this Guaranty and to perform the provisions hereof.

b. This Guaranty has been duly authorized by all necessary action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

c. The execution, delivery and performance by the Guarantor of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien, claim or encumbrance in respect of any property of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or other organizational document, or any other agreement or instrument to which the Guarantor is bound or by which the Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Guarantor.

d. No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee.

e. Upon the execution and delivery hereof, the Guarantor will be solvent, will be able to pay its debts as they mature and will have capital sufficient to carry on its business.

17. Subordination and No Subrogation.  If, for any reason whatsoever, the Company now or hereafter becomes indebted to the Guarantor, such indebtedness and all interest thereon, shall, at all times, be subordinate in all respects to the Loan Documents, and the Guarantor shall not be entitled to enforce or receive payment thereof until the Guaranteed Indebtedness has been fully paid and satisfied.  Notwithstanding anything to the contrary contained in this Guaranty or any payments made by the Guarantor hereunder, the Guarantor shall not have any right of subrogation in or under the Loan Documents or to participate in any way therein, or any right, title or interest in and to any mortgaged property or any collateral for the Guaranteed Indebtedness, all such rights of subrogation and participation being hereby expressly waived and released, until the Guaranteed Indebtedness has been fully paid and satisfied.

18. Governing Law.  The validity and interpretation of this Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  The Guarantor and its assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Guaranty and performance of the Guarantor’s obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the Guarantor’s obligations thereunder and the Guarantor hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The Guarantor irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the Guarantor and its representatives at their respective addresses specified in on this signature page hereto, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

19. Waiver of Jury Trial.  The Guarantor hereby agrees to waive its rights to a jury trial of any claim or cause of action based upon or arising out of this Guaranty.  The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Guaranty, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  The Guarantor acknowledges that this waiver is a material inducement for the Investor to enter into the Note Purchase Agreement, that the Investor has relied on this waiver in entering into the Note Purchase Agreement, and that the Investor will continue to rely on this waiver in its related future dealings with the Company and the Guarantor.  The Guarantor further warrants and represents that it has reviewed this waiver with its legal counsel, and that such party has knowingly and voluntarily waives its rights to a jury trial following such consultation.  This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

20. Severability.  If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

21. Paragraph Headings.  The paragraph headings inserted in this Guaranty have been included for convenience only and are not intended, and shall not be construed, to limit or define in any way the substance of any paragraph contained herein.

22. Compounding and Settlement.  The Guarantor agrees that the Investor, in its discretion, may (i) bring suit against the Guarantor and other guarantors, if any, jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of guarantor(s) for such consideration as the Investor may deem proper, and (iii) release one or more of guarantor(s) from liability hereunder, and that no such action shall impair the rights of the Investor to collect the Guaranteed Indebtedness (or the unpaid balance thereof) from the Guarantor, not so sued, settled with or released.

23. Termination.  This Guaranty shall terminate upon the Company’s repayment in full of the Guaranteed Indebtedness; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of all, or any part thereof, of the principal of or interest on any of the Obligations is rescinded or must otherwise be restored by the Investor, whether under any bankruptcy or insolvency proceeding or otherwise.

24. No Fraudulent Conveyance.  The Guarantor and the Company hereby confirm that it is their intention that the obligations of the Guarantor hereunder shall not constitute a fraudulent transfer or obligation for the purposes of the U.S. Bankruptcy Code and applicable state law, including any state law based on the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act.  To effectuate the foregoing intention, Company and the Guarantor (each a “Co-Obligor” and collectively the “Co-Obligors”) agree to reimburse, in an amount equal to (a) the amount of the proceeds that such Co-Obligor received, directly or indirectly, from the Investor under the Note Purchase Agreement, including the Notes, less (b) the principal amount such Co-Obligor repaid to the Investor under the Note Purchase Agreement, including the Notes, but not below zero, to each other Co-Obligor so that the receiving Co-Obligor receives in the aggregate from each paying Co-Obligor an amount equal to (a) the principal amount such receiving Co-Obligor repaid to the Investor under the Note Purchase Agreement, including the Notes, less (b) the amount of the proceeds that such Co-Obligor received, directly or indirectly, from the Investor under the Note Purchase Agreement, including the Notes, but not below zero.  The Investor is an intended third party beneficiary under this Section 24.  Nothing in the Section 24 shall limit the Guarantor’s liability under this Guaranty or any of the Company’s obligations under the Note Purchase Agreement or the other agreement referenced therein.

25. Counterparts.  This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

26. Facsimile Signature.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned on the date set forth above.

GUARANTOR:

ORGANIC GROWING SYSTEMS, INC.

By: /s/  Christopher J. Nichols
Name:  Christopher J. Nichols
Title:

Notices:	Organic Growing Systems, Inc. 3050 Royal Boulevard South, Suite 135 Alpharetta, GA 30022 Attn: Christopher J. Nichols Telephone: (800) 747-0720 Facsimile: (678) 387-5065

with copies to (which shall not constitute notice): Anslow & Jaclin LLP 195 Route 9 South Manalapan, NJ 07726 Attn: Joseph M. Lucosky, Esq. Telephone: (732) 409-1212 Facsimile: (732) 577-1188

ACKNOWLEDGEMENT

STATE OF ________________________               )

)  ss.:

COUNTY OF ______________________                )

On the ___ day of __________________, 200__, before me, the undersigned, a notary public in and for such state, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as an executive officer on behalf of _________________________, and that by his signature on the instrument, he executed the instrument, and that he made such appearance before the undersigned.

__________________________________

Notary Public

ADDITIONAL SIGNATURE PAGE TO GUARANTY

COMPANY:

ADVANCED GROWING SYSTEMS, INC.

By: /s/  Christopher J. Nichols
Name:  Christopher J. Nichols
Title:

ACKNOWLEDGEMENT

STATE OF ________________________               )

)  ss.:

COUNTY OF ______________________                )

On the ___ day of __________________, 200__, before me, the undersigned, a notary public in and for such state, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as an executive officer on behalf of _________________________, and that by his signature on the instrument, he executed the instrument, and that he made such appearance before the undersigned.

__________________________________

Notary Public